Exhibit 99.1

Press Release

Tivic Health Announces Key Executive Appointments Strengthening Leadership Team

Veronica Cai Appointed to Chief Financial Officer; Ryan Sabia Promoted to Chief Operating Officer

and Sanjay Ahuja Joined as Senior Vice President, Quality Assurance & Regulatory Affairs

SAN FRANCISCO, April 5, 2022 – Tivic Health® Systems, Inc., (Nasdaq: TIVC) (“Tivic Health” or the “Company”), a commercial-phase health technology company that develops and commercializes bioelectronic medicine, today announced key executive appointments. Veronica Cai has joined the Company as chief financial officer effective April 1, 2022, Ryan Sabia was promoted to chief operating officer in December 2021, and Sanjay Ahuja, Ph.D. has joined as senior vice president, quality assurance & regulatory affairs. Former chief financial officer, Briana Benz, has stepped down to pursue new opportunities.

Ms. Cai brings 25 years of finance and accounting experience in the medical technology and life sciences industries. Prior to joining the company, Ms. Cai was vice president of accounting and finance at RefleXion Medical, principal accounting officer and corporate controller at Catalyst Bioscience, Inc., director-assistant controller at Zogenix. and senior manager at Ernst & Young.

Mr. Sabia joined the Company last year as vice president of sales and operations, and was promoted to chief operating officer on December 21, 2021. He has almost two decades of experience in scaling global omni-channel logistics and marketplaces, supply chains, systems infrastructures, and sales operations in the medical supply, consumer electronics, health and wellness, and automotive industries. His background includes positions at Fortune 500 companies JP Morgan, BestBuy, and Toyota.

Dr. Ahuja brings over 25 years of extensive experience in global regulatory affairs, clinical affairs, quality, and compliance and has supported a diverse set of regulated therapeutic products including evidence-based pharma, devices and biologics. Before joining the Company, Dr. Ahuja served as vice president of product quality at Intuitive Surgical; vice president of global regulatory and compliance at CooperVision; and senior quality and regulatory leader at ThermoFisher Scientific.

“I’m thrilled to welcome Veronica and Sanjay to our team, and to congratulate Ryan on his promotion to chief operating officer,” said Jennifer Ernst, chief executive officer of Tivic. “We believe that their expertise and industry experience in the areas of public company finance, global supply chains, and international regulatory affairs will greatly enhance our ability to achieve our strategy as we continue to grow our product pipeline in bioelectronic medicine and expand market access and indications for ClearUP®.”

Veronica Cai replaces Briana Benz, who served as chief financial officer through the Company's IPO. "Briana Benz played a critical role in preparing the Company for our initial public offering and in establishing our vision as a public company," said Ms. Ernst. "I am grateful for her contributions and guidance and look forward to her continuing success in her next endeavor."

About Tivic Health

Tivic Health Systems, Inc. is a commercial-phase health technology company delivering non-invasive bioelectronic treatments that provide consumers choice in the treatment of inflammation and related conditions. For more information visit https://tivichealth.com @TivicHealth

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Additional information concerning Tivic Health and its business, including a discussion of factors that could materially affect the company operating results, is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 31, 2022, under the heading “Risk Factors,” as well as the Company’s subsequent filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Investor Contact:

ir@tivichealth.com

Media Contact:

Tivic Health

Cheryl Delgreco

Cheryl.Delgreco@tivichealth.com

617-723-4004

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